Exhibit 99.1

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Sun Pharma to Acquire Concert Pharmaceuticals, Advancing the Potential Treatment of Alopecia Areata

Adds Deuruxolitinib, a Potential Best-in-Class Oral JAK Inhibitor for the Treatment of Alopecia Areata, an Autoimmune Dermatological Disease

Leverage Sun Pharma’s global infrastructure to provide broad access to deuruxolitnib for Patients with Alopecia Areata

Strengthens Sun Pharma’s Global Dermatology Franchise by Adding a Late-Stage Product in an Area with Significant Unmet Need

Sun Pharma to Commence Tender Offer to Acquire All Outstanding Shares of Common Stock of Concert

Upfront Cash Payment of $8.00 per Share of Common Stock, or Equity Consideration of $576 Million, and Contingent Value Right for up to $3.50 per Share of Common Stock on Achievement of Certain Time-Based Net Sales Milestones

Mumbai and Lexington, Mass. – January 19, 2023 – Sun Pharmaceutical Industries Limited (Reuters: SUN.BO, Bloomberg: SUNP IN, NSE: SUNPHARMA, BSE: 524715 (together with its subsidiaries and/or associated companies, “Sun Pharma”)) and Concert Pharmaceuticals, Inc. (NASDAQ: CNCE) (“Concert”) today announced that they have executed a definitive agreement under which Sun Pharma will acquire all outstanding shares of Concert through a tender offer for an upfront payment of $8.00 per share of common stock in cash, or $576 million in equity value. Concert stockholders will also receive a non-tradeable contingent value right (CVR) entitling holders to receive up to an additional $3.50 per share of common stock in cash, payable upon deuruxolitinib achieving certain net sales milestones within specified periods, subject to the terms and conditions contained in a contingent value rights agreement detailing the terms of the CVRs. The transaction was approved by the Boards of Directors of both companies.

The upfront payment of $8.00 per share of common stock in cash represents a premium of approximately 33% to Concert’s 30-day volume weighted average price as of January 18, 2023, the last trading day prior to today’s announcement.

Concert is a late-stage biotechnology company pioneering the use of deuterium in medicinal chemistry. Concert has an extensive patent portfolio, including its lead product candidate deuruxolitinib – an oral inhibitor of Janus kinases JAK1 and JAK2 for the treatment of Alopecia Areata, an autoimmune dermatological disease – which is in late-stage development. Concert has completed the evaluation of the efficacy and safety of deuruxolitinib in adult patients with moderate to severe Alopecia Areata in its THRIVE-AA Phase 3 clinical program and two open label, long-term extension studies are ongoing in North America and Europe. Sun Pharma’s immediate focus would be to follow Concert’s plan to submit a New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA) in the first half of 2023.

Alopecia Areata is an autoimmune disease in which the immune system attacks hair follicles, resulting in partial or complete loss of hair on the scalp and body. Alopecia Areata may affect up to 2.5% of the United States and global population during their lifetime.1,2,3 The scalp is the most commonly affected area, but any hair-bearing site can be affected alone or together with the scalp. Onset of the disease can occur throughout life and affects both women and men. Alopecia Areata can be associated with serious psychological consequences, including anxiety and depression. There are currently limited treatment options available for Alopecia Areata.

“Sun Pharma is building a global Dermatology and Ophthalmology franchise and aims to be a preferred development and commercial partner in these therapies worldwide. The acquisition of Concert adds a late-stage, potential best-in-class treatment for Alopecia Areata in deuruxolitinib,” said Abhay Gandhi, CEO North America, Sun Pharma. “There is a significant unmet need in the Alopecia Areata space and we aim to build on Concert’s commitment to supporting the Alopecia Areata patient community. We are well-positioned to successfully bring this product to market globally. I look forward to welcoming the exceptionally talented Concert team who have worked tirelessly to develop the product to bring it to market.”

“We are pleased to enter into this exciting transaction with Sun Pharma, which delivers substantial value to our shareholders and is the outcome of a thorough review process overseen by the Concert Board,” stated Roger Tung, Ph.D., President and CEO of Concert. “Our mission at Concert has always been to translate innovative science to clinical solutions in order to meaningfully improve patients’ lives. We are proud to see our team’s accomplishment – creating a valuable new drug candidate for a major, underserved disease – appropriately recognized and valued by Sun Pharma as a means to expand their ongoing, international commitment to dermatology. I am confident that this transaction will maximize value for our shareholders and enhance access to deuruxolitinib for patients with Alopecia Areata.”

Transaction Terms and Timeline to Closing

Under the terms of the merger agreement, Sun Pharma will promptly commence a tender offer to acquire all outstanding shares of Concert common stock. Concert stockholders will be offered an upfront payment of $8.00 per share of common stock in cash. Concert’s Board of Directors unanimously recommends that Concert stockholders tender their shares in the tender offer.

Concert stockholders will also receive a non-tradeable CVR, which entitles Concert stockholders to receive up to an additional $3.50 per share of common stock in cash, payable upon deuruxolitinib achieving certain net sales milestones within specified periods, subject to the terms and conditions contained in the contingent value rights agreement detailing the terms of the CVRs. These milestones, subject to terms and conditions as specified in the contingent value rights agreement, include: (i) $1.00 per share of common stock, payable the first time that in any fiscal year between the time of the first commercial sale of deuruxolitinib in the U.S. and March 31, 2027, net sales of deuruxolitinib is equal to or exceeds $100 million, and (ii) an additional $2.50 per share of common stock, payable the first time that in any period of four consecutive fiscal quarters between the time of the first commercial sale of deuruxolitinib in the U.S. and December 31, 2029, net sales of deuruxolitinib is equal to or exceeds $500 million. There can be no assurance that any payments will be made with respect to the CVRs.

[1]	Benigno M. A Large Cross-Sectional Survey Study of the Prevalence of Alopecia Areata in the United States, Clinical, Cosmetic and Investigational Dermatology 2020.
[2]	Lee HH et al. J Am Acad Dermatol. 2020 Mar; 82(3):675-682
[3]	Villasante et al. Clin Cosmet Investig Dermatol. 2015 Jul 24;8:397-403

The transaction is expected to be completed in the first quarter of 2023. The transaction is subject to the tender of a majority of the outstanding shares of Concert’s common stock, as well as the receipt of applicable regulatory approvals and other customary closing conditions. Following the successful closing of the tender offer, Sun Pharma will acquire all remaining shares of Concert that are not tendered into the tender offer and all shares of Concert’s preferred stock through a second-step merger at the same price of $8.00 per share of common stock, plus one non-tradeable CVR. The merger will be effected as soon as practicable after the closing of the tender offer.

For the nine-month period ending September 2022, Concert reported total revenue of $29 thousand and a net loss of $90.6 million. The R&D expense for that nine-month period was $75.7 million. As of September 30, 2022, Concert had approximately $148.9 million in cash, cash equivalents and investments.

Sun Pharma had net cash of $1.6 billion as of September 30, 2022.

Advisors

Moelis & Company LLC is serving as financial advisor to Sun Pharma, and Davis Polk & Wardwell LLP is serving as legal advisor. MTS Health Partners, L.P. and Chestnut Partners, Inc. are serving as financial advisors to Concert, and Goodwin Procter LLP is serving as legal advisor. In addition, MTS Securities, LLC (an affiliate of MTS Health Partners, L.P.) provided an opinion to the Board of Directors of Concert regarding the fairness of the offer consideration to be received by the holders of Concert common stock in the transaction, subject to the qualifications and limitations set forth therein.

About Sun Pharmaceutical Industries Limited (CIN—L24230GJ1993PLC019050)

Sun Pharma is the world’s fourth largest specialty generic pharmaceutical company and India’s top pharmaceutical company. A vertically integrated business and a skilled team enables it to deliver high-quality products, trusted by customers and patients in over 100 countries across the world, at affordable prices. Its global presence is supported by manufacturing facilities spread across 6 continents and approved by multiple regulatory agencies, coupled with a multi-cultural workforce comprising over 50 nationalities. Sun Pharma fosters excellence through innovation supported by strong R&D capabilities across multiple R&D centers, with investments of approximately 6% of annual revenues in R&D. For further information, please visit www.sunpharma.com & follow us on Twitter @SunPharma_Live

About Concert

Concert Pharmaceuticals is a late-stage clinical biopharmaceutical company that is developing deuruxolitinib, a novel, deuterated, oral JAK1/2 inhibitor. Concert has successfully completed two Phase 3 trials with deuruxolitinib in adults with Alopecia Areata, a serious autoimmune dermatological disease. Concert is also evaluating the use of deuruxolitinib in other indications and assessing a number of earlier-stage pipeline candidates. For more information, please visit www.concertpharma.com or follow us on Twitter, Instagram or LinkedIn.

Forward Looking Statements

This communication contains express or implied forward-looking statements related to Sun Pharmaceutical Industries Ltd. (“Sun Pharma”), Concert Pharmaceuticals, Inc. (“Concert”) and the acquisition of Concert by Sun Pharma, including express or implied forward-looking statements about deuruxolitinib, its therapeutic benefits and its regulatory development pathway, and the future operations and performance of Sun Pharma and Concert. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding the intent, belief or current expectation of the companies and members of their senior management teams. Words such as “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target,” variations of such words, and similar expressions are intended to identify such forward-looking statements, although not all forward-looking statements contain these identifying words. Examples of such forward-looking statements include, but are not limited to, express or implied:

•	statements regarding the transaction and related matters, prospective performance and opportunities, post-closing operations and the outlook for the companies’ businesses;

•

statements of targets, plans, objectives or goals for future operations, including those related to Sun Pharma’s and Concert’s products, product research, product development, product introductions and product approvals as well as cooperation in relation thereto;

•

statements containing projections of or targets for revenues, costs, income (or loss), earnings per share, capital expenditures, dividends, capital structure, net financials and other financial measures;

•	statements regarding future economic performance, future actions and outcome of contingencies such as legal proceedings; and

•	statements regarding the assumptions underlying or relating to such statements.

These statements are based on current plans, estimates and projections. By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific. Sun Pharma and Concert each caution that a number of important factors, including those described in this document, could cause actual results to differ materially from those contemplated in any forward-looking statements.

Factors that may affect future results and may cause these forward-looking statements to be inaccurate include, but are not limited to: uncertainties as to the timing of the tender offer and merger; uncertainties as to how many of Concert’s stockholders will tender their stock in the offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction (or only grant approval subject to adverse conditions or limitations); the possibility that the proposed transaction may not be completed in the time frame expected by Sun Pharma and Concert, or at all; failure to realize the anticipated benefits of the proposed transaction in the time frame expected, or at all; the effects of the transaction on relationships with employees, other business partners or governmental entities; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; significant or unexpected costs, charges or expenses resulting from the proposed transaction; negative effects of this announcement or the consummation of the proposed acquisition on the market price of Sun Pharma’s shares or Concert’s common stock and/or Sun Pharma’s or Concert’s operating results; the difficulty of predicting the timing or outcome of regulatory approvals or actions; the risks related to non-achievement of the CVR milestones and that holders of the CVRs will not receive payments in respect of the CVRs; other business effects, including the effects of industry, economic or political conditions outside of the companies’ control; transaction costs; actual or contingent liabilities; risk of litigation and/or regulatory actions related to the proposed acquisition; adverse impacts on business, operating results or financial condition in the future due to pandemics, epidemics or outbreaks, such as COVID-19, and their impact on Sun Pharma’s and Concert’s respective businesses, operations, supply chain, patient enrollment and retention, clinical trials, strategy, goals and anticipated

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milestones; government-mandated or market-driven price decreases for Sun Pharma’s or Concert’s products; introduction of competing products; reliance on information technology; Sun Pharma’s or Concert’s ability to successfully market current and new products; Sun Pharma’s, Concert’s and their collaborators’ ability to continue to conduct research and clinical programs; exposure to product liability and legal proceedings and investigations; and other risks and uncertainties detailed from time to time in Concert’s periodic reports filed with the U.S. Securities and Exchange Commission (the “SEC”) as well as the Schedule 14D-9 to be filed by Concert and the Schedule TO and related tender offer documents to be filed by Sun Pharma and Foliage Merger Sub, Inc., a wholly owned subsidiary of Sun Pharma (“Purchaser”).

Any forward-looking statements speak only as of the date of this communication and are made based on the current beliefs and judgments of Sun Pharma’s and Concert’s management, and the reader is cautioned not to rely on any forward-looking statements made by Sun Pharma or Concert. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Unless required by law, each of Sun Pharma and Concert is under no duty and undertakes no obligation to update or revise any forward-looking statement after the distribution of this communication, whether as a result of new information, future events or otherwise.

Additional Information And Where To Find It

The tender offer referenced in this document has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities of Concert, nor is it a substitute for any tender offer materials that Sun Pharma, Concert or Purchaser will file with the SEC. A solicitation and an offer to buy shares of Concert will be made only pursuant to an offer to purchase and related materials that Sun Pharma intends to file with the SEC. At the time the tender offer is commenced, Sun Pharma and Purchaser will file a Tender Offer Statement on Schedule TO with the SEC, and Concert will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. CONCERT’S STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be sent to all stockholders of Concert at no expense to them. The Tender Offer Statement and the Solicitation/Recommendation Statement will be made available for free at the SEC’s web site at www.sec.gov. Additional copies may be obtained for free by contacting Sun Pharma or Concert. Free copies of these materials and certain other offering documents are available by contacting Sun Pharma’s Investor Relations Department at abhi.sharma@sunpharma.com, Concert’s Investor Relations Department at ir@concertpharma.com, or by directing requests for such materials to the information agent for the offer, which will be named in the Tender Offer Statement. Copies of the documents filed with the SEC by Concert will be available free of charge under the “Investors” section of Concert’s internet website at www.concertpharma.com.

In addition to the Solicitation/Recommendation Statement, Concert files annual, quarterly and current reports and other information with the SEC. You may read and copy any reports or other information filed by Concert at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Concert’s filings with the SEC are also available for free to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.

Contacts:

Sun Pharma:

Investors

Dr. Abhishek Sharma

+91 22 4324 2929

abhi.sharma@sunpharma.com

Media (Global)

Gaurav Chugh

+91 22 4324 5373

gaurav.chugh@sunpharma.com

Media (USA)

Janet Metz

Janet.Metz@sunpharma.com

Concert:

Investors

Justine Koenigsberg

(781) 674-5284

ir@concertpharma.com